                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                       MEREDITH CORPORATION
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                        THOMAS L. SLAUGHTER
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                             ---------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 14, 1994
                             ---------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of holders of common stock and class B stock of Meredith Corporation (hereinafter called the "Company") will be held at the Company's principal executive offices, 1716 Locust Street, Des Moines, Iowa, on Monday, November 14, 1994, at 10:00 A.M., local time, for the following purposes:

    (1) To elect four Class II directors for terms expiring in 1997, as provided in the Bylaws of the Company;

    (2) To consider and act upon a proposal of the Compensation Committee of the Board of Directors to approve the business criteria, classes of eligible participants and maximum annual incentives awarded under the Company's Management Incentive Plan;

    (3) To consider and act upon a proposal of the Board of Directors to amend the Company's Restated Articles of Incorporation to increase the authorized shares of class B stock solely for issuance as share dividends on class B stock, to increase the authorized shares of common stock and to modify certain provisions relating to the payment of share dividends;

    (4) To consider and act upon a proposal of the Board of Directors to amend the Company's Restated Articles of Incorporation to broaden the class of "permitted transferees" of class B stock; and

    (5) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    By resolution of the Board of Directors, only holders of record of the Company's common stock and class B stock at the close of business on September 15, 1994, are entitled to notice of and to vote at the meeting or at any adjournment or adjournments thereof.

                                         By Order of the Board of Directors,
                                                 THOMAS L. SLAUGHTER
                                           VICE PRESIDENT--GENERAL COUNSEL
                                                    AND SECRETARY
Des Moines, Iowa
September 26, 1994

PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD(S) IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                                     [LOGO]

                             ---------------------
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 14, 1994
                              -------------------
                                  INTRODUCTION

    This Proxy Statement is being sent to stockholders on or about September 26, 1994, in connection with the solicitation of proxies by the Board of Directors of Meredith Corporation (the "Company") to be used in voting at the Annual Meeting of holders of common stock and class B stock of the Company to be held at the Company's principal executive offices, 1716 Locust Street, Des Moines, Iowa, on Monday, November 14, 1994, at 10:00 A.M., local time, and at any adjournment or adjournments thereof.

    YOU ARE REQUESTED TO SIGN AND COMPLETE THE ENCLOSED PROXY CARD(S) AND RETURN IT (THEM) IN THE ENCLOSED ENVELOPE.

    Proxies in such form, if duly signed and received in time for voting, will be voted in accordance with the directions of the stockholders. If no instructions are specified in a proxy, the proxy will be voted by the proxy holder FOR the election as directors of the nominees hereinafter named, FOR the proposal establishing the business criteria, classes of eligible participants and maximum annual incentives awarded under the Company's Management Incentive Plan, FOR the amendment to the Company's Restated Articles of Incorporation to increase the authorized shares of class B stock solely for issuance as share dividends on class B stock, to increase the authorized shares of common stock and to modify certain provisions relating to the payment of share dividends, FOR the amendment to the Company's Restated Articles of Incorporation to broaden the class of "permitted transferees" of class B stock and in its discretion upon such matters not presently known or determined which may properly come before the meeting.

    The affirmative vote of a majority of the total number of votes entitled to be cast represented by shares present in person or by proxy, a quorum being present, is required to elect directors, approve the matters concerning the Company's Management Incentive Plan and for any other matters which may properly come before the meeting.

    The affirmative vote of a majority of the total number of votes entitled to be cast represented by shares of common stock present in person or by proxy and voting as a class, a quorum being present, the affirmative vote of a majority of the total number of votes entitled to be cast represented by shares of class B stock present in person or by proxy and voting as a class, a quorum being present, and the affirmative vote of a majority of the total number of votes entitled to be cast represented by shares of both classes of stock combined present in person or by proxy, a quorum being present, are required to approve the amendments to the Company's Restated Articles of Incorporation. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

    The giving of a proxy does not preclude the right to vote in person or by means of a subsequent proxy should the person giving the proxy so desire. Any proxy may be revoked by giving notice to the Company in writing prior to the meeting or in open meeting, but such revocation shall not affect any vote previously taken.

    The expense of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the notice, proxy and Proxy Statement and the reasonable costs of brokers, nominees and fiduciaries in supplying proxies to beneficial owners, will be paid by the Company. The solicitation will be made by the use of the mails, through brokers and banking institutions, and by officers and regular employees of the Company.

                            SHARES ENTITLED TO VOTE

    Each holder of common stock of record at the close of business on September 15, 1994, is entitled to one vote per share so held on all matters to come before the meeting. At the close of business on September 15, 1994, there were
outstanding and entitled to vote at the annual meeting          shares of common
stock of the Company. Each holder of record of class B stock at the close of business on September 15, 1994, is entitled to ten votes per share so held on all matters to come before the meeting. At the close of business on September 15, 1994, there were outstanding and entitled to vote at the annual meeting
         shares of class B stock of the Company, for a total of          votes.

    In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions (including votes to withhold authority to vote in certain cases) will be counted. Abstentions with respect to a particular proposal will be counted as part of the base number of votes to be used in determining if that particular proposal has received the requisite percentage of base votes for approval, while broker non-votes will not be counted in such base for each proposal. Therefore, an abstention will have the same practical effect as a vote "against" such proposal, while a broker non-vote will have no effect. If an individual has signed a proxy card but failed to indicate a vote "for," "against" or "abstaining" from a particular proposal, such proxy will be voted in favor of such proposal.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    Under regulations of the Securities and Exchange Commission, persons who have power to vote or to dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of such shares. Because the voting or dispositive power of certain stock listed in the following table is shared, in some cases the same securities are listed opposite more than one name in the table. In addition, in some cases, the same securities may be listed in more than one column opposite the same person's name in the table (as for example when a person holds sole dispositive power but shared voting power with respect to shares). The total number of the Company's shares as listed in the table, after elimination of such duplication is 3,450,780 shares of common stock (approximately 34% of the outstanding common stock) and 3,100,362 shares of class B stock (approximately 86% of the outstanding class B stock).

    Set forth below is information as of June 30, 1994 (unless otherwise indicated), concerning each person who is known to management to be the beneficial owner of more than five percent (5%) of any class of the Company's voting securities, and security ownership by management.

                                                                     COMMON STOCK OWNED                 CLASS B STOCK OWNED(2)
                                                             -----------------------------------   --------------------------------
                                                             SOLE VOTING     SHARED                SOLE VOTING     SHARED
                                                                 OR        VOTING OR                   OR        VOTING OR
                                                             INVESTMENT    INVESTMENT     % OF     INVESTMENT    INVESTMENT   % OF
                        NAME AND ADDRESS                        POWER        POWER      CLASS(1)      POWER        POWER      CLASS
     ------------------------------------------------------  -----------   ----------   --------   -----------   ----------   -----
(a)  BENEFICIAL OWNERS OF MORE THAN 5%
     E.T. Meredith III, Director(3)(4)(6)..................   1,024,974      23,103        21%      1,303,394       23,103      37%
     1716 Locust Street
     Des Moines, Iowa 50309-3023
     Frederick B. Henry, Director (3)(4)(6)................     346,112      21,191        12%        432,617      560,352      28%
     1657 Art School Road
     Chester Springs, Pennsylvania 19425
     Patrick Henry, Jr.(3)(6)..............................           0           0         *          12,825      453,597      13%
     P.O. Box 3077
     Aspen, Colorado 81611
     Norwest Corporation(5)(6).............................     312,846     421,131        13%        290,524      348,183      18%
     Norwest Center
     Sixth and Marquette
     Minneapolis, Minnesota 55479-1026
     Fidelity Investments (6)..............................   1,107,288           0        11%              0            0       *
     FMR Corp.
     82 Devonshire Street
     Boston, Massachusetts 02109-3614

(b)  DIRECTORS, NOT LISTED ABOVE, INCLUDING NOMINEES
     AND NAMED EXECUTIVE OFFICERS
     Herbert M. Baum, Director.............................         300           0         *               0            0       *
     Robert A. Burnett, Director(4)........................      33,724           0         *          17,574       12,000       *
     Pierson M. Grieve, Director...........................       3,562           0         *               0            0       *
     Larry D. Hartsook, Vice President-Finance(7)..........       7,562           0         *               0            0       *
     Robert E. Lee, Director...............................       4,262           0         *             700            0       *
     Richard S. Levitt, Director(4)........................       3,562       6,000         *               0        6,000       *
     Philip A. Jones, President-Broadcast Group(7).........      13,802           0         *               0            0       *
     William T. Kerr, Director, President &                      25,877           0         *               0            0       *
     COO(7)(8).............................................
     Nicholas L. Reding, Director..........................       1,385           0         *               0            0       *
     Jack D. Rehm, Director, Chairman of the                     71,010         336         *          11,365          336       *
     Board & CEO(4)(7)(8)..................................
     Gerald D. Thornton, Director..........................       3,073           0         *               0            0       *
     Barbara S. Uehling, Director..........................       3,662           0         *             100            0       *
     Joseph J. Ward, President-Book Group(7)...............      11,556           0         *               0            0       *
     Daniel Yankelovich, Director(9).......................       4,462           0         *               0            0       *

(c)  ALL DIRECTORS AND EXECUTIVE OFFICERS
     AS A GROUP(3)(4)(5)(7)(8) (18 persons)................   2,979,019     471,761        51%      2,069,099    1,403,571      96%

- - ---------
*    Less than one percent.

(1) The calculation of percentage of class of Common Stock Owned includes any amounts of common stock deemed to be owned by the stockholder as a result of the stockholder's ownership of class B stock which is convertible, share for share, into common stock.

(2) Class B stock is not transferable except to members of the family of the holder and certain other related entities. Class B stock, however, is convertible, share for share, at any time into fully transferable common stock without the payment of any consideration.

(3) Includes shares owned by various trusts. The inclusion of these shares is not to be taken as an admission by the named stockholder of beneficial ownership of these shares for any other purpose.

(4) Includes any shares beneficially owned by spouses and relatives living in the same home with the named individuals.

(5) Includes any shares beneficially owned by Norwest Bank Iowa, N.A., a subsidiary of Norwest Corporation.

(6) Information as of December 31, 1993, based on Schedule 13G filed with the Securities and Exchange Commission.

(7) Includes shares held by Norwest Bank Iowa, N. A., as trustee under the Meredith Savings and Invest-ment Plan for the benefit of certain of these officers, which shares are voted by the trustee only at the direction of the individual plan participants. The inclusion of these shares is not to be taken as an admission by the respective officers of ownership of these shares for any other purpose.

(8)  Title as of July 1, 1994.

(9)  Retired as of May 11, 1994.

                             ELECTION OF DIRECTORS

    The Restated Articles of Incorporation provide that the Board of Directors shall consist of not fewer than three nor more than 15 persons, as may be provided by the Bylaws, to be divided into three classes, each class to consist, as nearly as may be possible, of one-third of the total number of directors. The Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors. The last resolution provided for 12 directors. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

    Listed below are the four persons who have been nominated as Class II directors to serve three-year terms to expire in 1997. All nominees are currently serving as directors. Messrs. Henry and Reding were previously elected by the stockholders. Messrs. Baum and Kerr were elected by the Board of Directors to fill vacancies due to the retirement of Messrs. Daniel Yankelovich and Jack D. Sparks, respectively. Should any of these nominees become unable to serve, an event which is not anticipated by the Company, the proxies, except those from stockholders who have given instructions to withhold voting for the following nominees, will be voted for such other person as management may nominate. Certain information concerning each of the four nominees, and each of the continuing directors is set forth below.

                  NOMINEES FOR ELECTION AS CLASS II DIRECTOR--
                              TERMS EXPIRE IN 1997

                                              PRINCIPAL OCCUPATION AND BUSINESS
                                                          EXPERIENCE
          NOMINEE, AGE AND YEAR              DURING THE PAST FIVE YEARS AND OTHER
       FIRST ELECTED AS A DIRECTOR                       INFORMATION
- - ------------------------------------------  --------------------------------------

Herbert M. Baum, 57, 1994.................  President,  Chairman & Chief Executive
                                            Officer,  Quaker  State   Corporation,
                                              1993   to  present;  Executive  Vice
                                              President  &   President,   Campbell
                                              North  and  South  America, Campbell
                                              Soup  Company,  1992  to  1993;  Ex-
                                              ecutive  Vice President & President,
                                              Campbell  North  America,   Campbell
                                              Soup  Company, 1990  to 1992; Senior
                                              Vice President & President, Campbell
                                              U.S.A., Campbell Soup Company,  1986
                                              to  1990. Mr. Baum  is a director of
                                              Quaker State Corporation.

Frederick B. Henry, 48, 1969..............  President,   The   Bohen    Foundation
                                            (private  charitable foundation), 1985
                                              to present.

William T. Kerr, 53, 1994.................  President and Chief Operating Officer,
                                            Meredith  Corporation,  July  1994  to
                                              present;   President-Magazine  Group
                                              and   Executive   Vice    President,
                                              Meredith  Corporation, 1991 to 1994;
                                              President-Magazine  Group  and  Vice
                                              President,   The   New   York  Times
                                              Company, 1984 to 1991.

Nicholas L. Reding, 59, 1992..............  Vice   Chairman,   Monsanto    Company
                                            (diversified company in
                                              pharmaceuticals,  food  products and
                                              agriculture  chemicals),   1992   to
                                              present;  Executive  Vice President,
                                              Monsanto  Company,  1990  to   1992;
                                              Executive  Vice  President, Monsanto
                                              Company  and   President,   Monsanto
                                              Agricultural  Company  (an operating
                                              unit of Monsanto  Company), 1986  to
                                              1990.  Mr. Reding  is a  director of
                                              Monsanto Company, International Mul-
                                              tifoods Corp. and CPI Corp.

            DIRECTORS CONTINUING IN OFFICE AS CLASS III DIRECTORS--
                              TERMS EXPIRE IN 1995

                                              PRINCIPAL OCCUPATION AND BUSINESS
                                                          EXPERIENCE
          DIRECTOR, AGE AND YEAR             DURING THE PAST FIVE YEARS AND OTHER
       FIRST ELECTED AS A DIRECTOR                       INFORMATION
- - ------------------------------------------  --------------------------------------

Robert A. Burnett, 67, 1969...............  Consultant, Meredith Corporation, 1992
                                            to present; Retired.  Chairman of  the
                                              Board, Meredith Corporation, 1989 to
                                              1992.  Mr. Burnett is  a director of
                                              Whirlpool Corporation, Dayton Hudson
                                              Corporation, Midwest  Resources  and
                                              ITT Corporation.

Richard S. Levitt, 64, 1971...............  Chairman  and Chief Executive Officer,
                                            Nellis  Corporation  (private  capital
                                              management),  1988  to  present. Mr.
                                              Levitt  is  a  director  of  Gaylord
                                              Container  Corporation  and  Norwest
                                              Corporation.

E. T. Meredith III, 61, 1966..............  Chairman of  the Executive  Committee,
                                            Meredith Corporation, 1988 to present.

Gerald D. Thornton, 70, 1968..............  Retired. Vice President-Administrative
                                            Services,  Meredith  Corporation, 1969
                                              to 1989.

             DIRECTORS CONTINUING IN OFFICE AS CLASS I DIRECTORS--
                              TERMS EXPIRE IN 1996

                                              PRINCIPAL OCCUPATION AND BUSINESS
                                                          EXPERIENCE
          DIRECTOR, AGE AND YEAR             DURING THE PAST FIVE YEARS AND OTHER
       FIRST ELECTED AS A DIRECTOR                       INFORMATION
- - ------------------------------------------  --------------------------------------

Pierson M. Grieve, 66, 1985...............  Chairman and Chief Executive  Officer,
                                            Ecolab Inc. (developer and marketer of
                                              cleaning,   sanitizing   and   main-
                                              tenance products and services), 1992
                                              to present; Chairman, President  and
                                              CEO, Ecolab, Inc., 1985 to 1992. Mr.
                                              Grieve is a director of Ecolab Inc.;
                                              St.  Paul  Companies,  Inc.; Norwest
                                              Corporation;   U   S   West,   Inc.;
                                              Minnegaso,  a  subsidiary  of NovAm,
                                              Inc.; and Waldorf Corporation.

Robert E. Lee, 59, 1982...................  Executive   Director,    The    Denver
                                            Foundation   (community   foundation),
                                              1989  to  present;  Chairman,  First
                                              Interstate  Bank of  Denver, 1981 to
                                              1989.  Mr.  Lee  is  a  director  of
                                              Equitable   of  Iowa  Companies  and
                                              Storage Technology Corporation.

Jack D. Rehm, 61, 1988....................  Chairman  of   the   Board,   Meredith
                                            Corporation,  July  1992  to  present;
                                              Chief  Executive  Officer,  Meredith
                                              Corporation,    1989   to   present;
                                              President,   Meredith   Corporation,
                                              1988  to July  1994; Chief Operating
                                              Officer, Meredith Corporation,  1988
                                              to  1989. Mr. Rehm  is a director of
                                              Equitable   of    Iowa    Companies,
                                              International  Multifoods  Corp. and
                                              Norwest Bank Iowa, N.A.

Barbara S. Uehling, 62, 1980..............  Interim  Director   of  the   Business
                                            Higher  Education Forum,  July 1994 to
                                              present; Chancellor,  University  of
                                              California,  Santa Barbara,  1987 to
                                              July 1994.

                                BOARD COMMITTEES

    In fiscal  1993-94 there  were  five standing  committees  of the  Board  of
Directors:

    AUDIT COMMITTEE. The members of this committee are Messrs. Henry (Chairman), Levitt, Reding and Thornton and Dr. Uehling. The committee reviews with the Company's outside auditors the scope and results of the annual audit, determines the responsibilities and scope of the Company's internal audit department and carries on such other activities as required to give additional assurances regarding financial information used by the Board and distributed to outsiders.

    COMPENSATION COMMITTEE. The members of this committee are Messrs. Lee (Chairman), Grieve, and Levitt. Mr. Yankelovich was a member of the committee prior to his retirement in May 1994. The committee is composed entirely of independent outside directors. The committee reviews and approves changes in corporate officers' salaries and salary administration plans and programs, approves prior to adoption any management incentive, bonus or stock plans or agreements and administers such plans as required. The committee has acted since January 1994 as an ad hoc nominating committee for directors to fill vacancies on the Board.

    EXECUTIVE COMMITTEE. The members of this committee are Messrs. Meredith (Chairman), Burnett, Kerr, Levitt and Rehm. The committee has, during intervals between meetings of the Board, all the authority of the Board in management of the business except for the authority to declare dividends, fix compensation of any members of the committee, amend or repeal certain resolutions of the Board, or make fundamental changes in the corporate structure of the Company. The Executive Committee also acts as a nominating committee to propose and recommend nominees for election as directors, although all changes in the Board are considered by the full Board. The committee will consider stockholder recommendations for directors sent to the Executive Committee, c/o Thomas L. Slaughter, Meredith Corporation, 1716 Locust Street, Des Moines, Iowa 50309-3023.

    FINANCE COMMITTEE. The members of this committee are Messrs. Levitt (Chairman), Burnett, Henry, Lee and Reding. The committee, after review, advises the Board with respect to corporate financial policies and procedures, dividend policy, specific corporate financing plans and annual operating budgets. It also provides financial advice and counsel to management, appoints depositories of corporate funds and specifies conditions of deposit and withdrawal, supervises corporate investment portfolios and reviews capital expenditure requests by management within the limits established by the Board.

    PENSION COMMITTEE. The members of this committee are Messrs. Grieve and Lee and Dr. Uehling. Mr. Yankelovich was the Chairman of the committee prior to his retirement in May 1994. The committee reviews pension plans and amendments to ascertain that they are being administered in accordance with their terms and are providing authorized benefits, reviews levels and types of benefits and recommends changes, if appropriate, to the Compensation Committee, recommends to the Board investment objectives for pension funds and reviews the performance of the funds and recommends to the Board such committees it deems desirable for the administration of the pension plans.

    During fiscal 1993-94, the full Board met four times, the Audit Committee met three times, the Finance Committee met four times, the Compensation Committee met five times, the Pension Committee met three times and the Executive Committee met twice. During fiscal 1993-94, no director participated in fewer than 75% of the meetings while a member of the Board or a committee.

    During fiscal 1993-94, non-employee directors received an annual retainer of $20,000 and $800 for each committee meeting ($600 for telephone meetings) and each board meeting attended, with a $200 meeting supplement for committee chairs. To encourage directors' ownership of Meredith stock, directors had the option to receive the annual retainer in restricted stock under the Meredith Corporation 1990 Restricted Stock Plan for Non-Employee Directors. If a director chose restricted stock, the retainer for that year was increased by 5% and converted to stock. The restricted stock will vest at the end of five years following the grant. During fiscal 1993-94, all non-employee directors, with four exceptions, participated in the program. As further encouragement of directors' ownership of Meredith stock, during fiscal 1993-94, the Company's stockholders approved the adoption of the 1993 Stock Option Plan for
Non-Employee Directors. Each non-employee director received an option to purchase 1,000 shares of Company common stock in November 1993 and will receive additional options to purchase 1,000 shares each year during the term of the Plan. Employee directors receive no compensation for board service. If a non-employee member of the Board of Directors retires from the Board, the director will receive a monthly retirement benefit equal to 1/12 of the annual retainer fee for directors at the date of such retirement, for a period equal to the number of full calendar months during which the director served on the Board, not to exceed 120 months.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee reviews, considers and approves changes in the compensation of the Company's officers. The Compensation Committee administers various stock and other compensation-related plans provided for the benefit of the Company's officers, directors, and other key managers, with the purpose of encouraging the participants to achieve the Company's performance goals. The Compensation Committee is composed entirely of independent outside directors. There are no Compensation Committee interlocks or insider participation on the Committee. The Committee has provided the following report on executive compensation for inclusion in this Proxy Statement:

COMPENSATION PHILOSOPHY

    The  Company's   executive  compensation   philosophy  has   the   following
objectives:

    (1) To provide compensation opportunities competitive with those available at comparable firms in the specific industries in which the Company conducts its businesses and the national marketplace;

    (2) To provide the opportunity to earn beyond competitive levels if superior operating performance and shareholder returns are achieved;

    (3) To design incentives that balance the need to meet or exceed annual operating plans with the need to grow the business long-term and provide superior shareholder returns;

    (4) To provide clear, controllable and measurable objectives for the executives to meet; and

    (5) To attract, retain and motivate top-caliber executives in each market segment in which the Company competes.

    Pay for performance, which is directly linked to both short-and long-term compensation, is the foundation of the compensation program for the Company's Chief Executive Officer and other executive officers.

    Section 162(m) of the Internal Revenue Code, enacted under the Revenue Reconciliation Act of 1993, limits the deductibility of certain items of compensation paid to the CEO and to each of the named executive officers to one million dollars per year. The Committee believes that it is in the best interests of the Company to receive maximum tax deductibility for compensation paid to the CEO and the other executive officers under Section 162(m). The Committee will continue to study Section 162(m) and the implementing regulations and their impact upon the Company's compensation program. The Committee has adopted appropriate changes to the Company's long-and short-term incentive programs to provide for the deductibility of compensation received under the plans, but reserves the right to provide for compensation to the CEO and other executive officers, that may not be deductible, if in the best interests of the Company. The Committee recommends the approval of the stockholder proposal with respect to the Company's Management Incentive Plan discussed elsewhere in this Proxy Statement. The administration of the plan in accordance with the stockholder proposal is intended to preserve the Company's right to a deduction for the amounts paid under the plan.

CEO AND EXECUTIVE OFFICER COMPENSATION PROGRAM ELEMENTS

    Periodic media and general industry competitive market reviews of executive compensation are conducted with the assistance of outside compensation consultants. The Company's compensation program strives to be competitive in relation to the market data available. The Committee establishes CEO and other executive officer base salaries within the mid-range of the market survey data. Short-term and long-term incentive targets are set in the same manner. Superior performance may result in compensation beyond the mid-range.

    BASE SALARY. Salaries for the CEO and executive officer group are based on the marketplace value of each job and on individual contributions and performance. The performance of the CEO and each executive officer is reviewed annually by the Committee. Salary increases are based primarily on the annual merit reviews and the rates of increase are tied to both individual performance and general executive compensation trends.

    Mr. Rehm's annual base salary, pursuant to his employment contract, was increased from $475,000 to $500,000 effective July 1, 1993. In providing this increase, the Committee considered the Company's improving financial performance, the increase in the price of the Company's stock, and competitive media marketplace factors. Mr. Rehm's salary is within the mid-range of salaries for comparable positions as reported in the competitive markets surveyed.

    SHORT-TERM INCENTIVE PROGRAM. The Company's Management Incentive Plan provides the CEO and other executive officers with an annual incentive to attain established financial and overall performance targets. For the 1994 fiscal year, at least 75% of the incentive awards to the CEO and all other executive officers was based on specific financial targets relating to earnings and cash flow, with the balance relating to predetermined qualitative organizational objectives.

    The goals for each participant are reviewed and revised annually in connection with the approval of the budget for the upcoming fiscal year. For the 1994 fiscal year, the target incentive payments for goal achievement for the CEO was set at 50% of his salary and for the other executive officers at 40% of their respective salaries. Performance above goal could result in an incentive payment for the CEO of up to 125% of base pay as of the end of the fiscal year and for the other executive officers of up to 100% of base pay as of the end of the fiscal year. At each quarterly meeting of the Committee, the progress of the CEO and the other executive officers towards meeting the quantitative goals established for the fiscal year was reviewed.

    For the 1994 fiscal year, Mr. Rehm received an incentive award of $625,000, based on the company's surpassing financial targets for net earnings and cash flow, and in recognition of qualitative organizational goals that were achieved. The Company exceeded budgeted net earnings by over 40%. In addition, operating cash flow exceeded target by more than 15%. Other factors considered by the Committee in determining Mr. Rehm's award were the accomplishments related to and growth of the earnings base of the Company's core businesses. In addition, the Committee recognized the 17% improvement in the price of the Company's common stock during the fiscal year.

    For the 1994 fiscal year, the other named executive officers received incentive awards totaling $854,000. For the corporate officers, the awards were based on the company's surpassing financial targets for net earnings and cash flow and in recognition of the achievement of qualitative goals. For the operating group officers, the awards were based on the respective group surpassing financial targets for net earnings and cash flow, the company's surpassing financial targets for net earnings and cash flow and in recognition of the achievement of qualitative goals.

    LONG-TERM INCENTIVE PROGRAM. In fiscal year 1994 the Committee utilized the grant of nonqualified stock options under the 1992 Meredith Corporation Incentive Stock Plan (the "1992 Plan") and the grant of restricted stock under the Company's 1986 Restricted Stock Award Plan (the "1986 Plan") to the executive officers in the implementation of its long-term incentive program.

    The nonqualified stock options awarded by the Committee under the 1992 Plan during the 1994 fiscal year are exercisable 1/3 per year over the three-year period commencing on the first anniversary of the award date. The options granted will expire on the earlier to occur of the tenth anniversary of the date of grant or the third anniversary of the date of retirement. All options granted during fiscal year 1994 carry an exercise price at fair market value on the date of grant. The restrictions on the stock awarded under the 1986 Plan will lapse in five years from the date of grant.

    The Committee did not grant any stock options or restricted stock to Mr. Rehm during fiscal year 1994. During fiscal year 1994 the other named executive officers received an aggregate total of 50,700 nonqualified stock options and 7,000 shares of restricted stock in furtherance of the Committee's desire to encourage the executive officers to focus on long-term performance and shareholder value.

    THE MEREDITH EXECUTIVE STOCK OWNERSHIP PROGRAM. A stock ownership program has been designed by the Committee utilizing the 1992 Plan. The purpose of the program is to encourage increased Company stock holdings by executive officers and other key managers. Target levels of individual stock holdings are established for the participants in the program at one or two times base pay. Each participant is awarded restricted stock equal to 20% of his or her personal acquisitions of Company stock since the last day of the prior fiscal year. The incremental stock holdings must be maintained for a specified period of time in order for the restrictions to lapse. The Committee believes this program will provide further incentives to the participants to focus on long-term Company performance and shareholder value. Mr. Rehm participated in the program and achieved his target level prior to the 1994 fiscal year but did not receive an award of restricted stock. The other named executive officers received an aggregate total of 1,200 shares of restricted stock under this program in addition to the shares reported above during fiscal year 1994.

OTHER COMPENSATION

    The CEO and other executive officers are eligible to participate in the Company benefit plans described elsewhere in this Proxy Statement under the terms of those plans and without consideration of achievement of performance standards.

PEER GROUP SELECTION AND COMPARATIVE ANALYSIS

    The Company does not believe that the published indices accurately reflect the mix of businesses in which the Company competes. Therefore, the Company has in good faith selected a peer group of 13 media and broadcast companies for the purpose of preparing the shareholder performance graph contained elsewhere in this Proxy Statement. Recognizing that there are no other companies that have the same combination of businesses as the Company, the companies selected for the peer group have multi-media businesses primarily with publishing and/or television broadcasting in common with the Company.

    Many of the companies selected for the peer group are larger and/or are engaged in businesses other than the Company's core businesses. Consequently, for the purposes of compensation comparisons, the Company and the Committee have chosen to use broader media and general industry survey information rather than the peer group. The Committee has attempted to maintain the compensation for the CEO and other executive officers at a level close to the mid-range of the surveyed groups.

CONCLUSION

    The Committee believes that the Company's executive compensation programs effectively tie executive pay to the performance of the Company and to shareholder value.

Mr. Robert E. Lee, Chairman
Mr. Pierson M. Grieve
Mr. Richard S. Levitt

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

    The following table provides a summary of compensation paid to the CEO and the other four most highly compensated executive officers of the Company for services rendered to the Company during each of the last three fiscal years.

                                                                                               LONG TERM COMPENSATION
                                                                                 --------------------------------------------------
                                                    ANNUAL COMPENSATION                     AWARDS
                                             ---------------------------------   ----------------------------         PAYOUTS
                                                                        OTHER                      SECURITIES   -------------------
                                                                       ANNUAL      RESTRICTED      UNDERLYING             ALL OTHER
                                                                       COMPEN-        STOCK          OPTION       LTIP     COMPEN-
NAME AND PRINCIPAL POSITION                  YEAR   SALARY    BONUS    SATION(1) AWARD(S)(2)(3)      AWARDS     PAYOUTS(4) SATION(5)
- - -------------------------------------------  ----  --------  --------  -------   ---------------   ----------   --------  ---------
Jack D. Rehm ......  Chairman of the Board,  1994  $500,000  $625,000     *                0              0     $382,320   $18,635
                      President and Chief    1993   452,500   593,750     *                0        150,000           0          0
                      Executive Officer(6)   1992   430,000    64,500    --          130,000                          0         --

William T. Kerr ...  President-Magazine      1994   366,500   308,000     *           98,004         17,700     222,000     18,430
                      Group and Executive    1993   340,000   355,000     *           64,688         16,500           0     20,523
                      Vice President(6)      1992   270,833   444,000    --          492,750                          0         --
Philip A. Jones ...  President-Broadcast     1994   287,000   287,000     *           68,994         14,100      31,800     17,598
                      Group                  1993   267,500   150,000     *           49,163         13,200       6,000      6,966
                                             1992   255,000   114,000    --           52,000                     42,600         --

Joseph J. Ward ....  President-Book Group    1994   242,000   101,000     *          887,150         12,000      25,000      7,158
                                             1993   225,000   235,000     *           41,400         11,100           0      7,786
                                             1992   197,083   100,000    --           78,000                          0         --
Larry D. Hartsook    Vice President-Finance  1994   175,000   158,000     *           43,575          6,900     118,000     17,223
                                             1993   150,000   135,000     *           25,875          6,000           0          0
                                             1992   120,333    45,000    --           56,663                     29,288         --

- - ------------
*    Less than required reportable amount.

(1) Amounts relating to 1992, if any, have been omitted in accordance with the rules of the Securities and Exchange Commission.

(2)  ACCUMULATED RESTRICTED STOCK

                                           SHARES      AGGREGATE YEAR END VALUE
                                          --------   ----------------------------
Jack D. Rehm............................  71,131**             3,023,068
William T. Kerr.........................  23,200                 986,000
Phillip A. Jones........................  10,500                 446,250
Joseph J. Ward..........................   7,000                 297,500
Larry D. Hartsook.......................   4,800                 204,000

    **    Includes 27,431  shares Mr.  Rehm acquired  through the  conversion of deferred long term awards. Dividends are paid on reported Restricted Stock.
 (3) Restricted stock awards vest five years after date of grant except for Mr. Rehm who has both 5 and 10 year vesting restrictions and Mr. Kerr who has shares vesting at 3, 4, 5, 6 and 7 years.
 (4) The Company's Long Term Executive Incentive Plan has been discontinued. The 1994 payouts are the final payouts under the plan.
 (5) This column discloses: (a) matching contributions made by the Company equal to 75% of the first 5% of the employee's contributions to the Meredith Savings and Investment Plan, a defined contribution plan available generally to the employees of the Company. The Company made matching contributions to the plan of $6,838 for Mr. Rehm, $7,130 for Mr. Kerr, $6,938 for Mr. Jones, $6,688 for Mr. Ward, and $6,563 for Mr. Hartsook. (b) life insurance premiums paid by the Company on policies that are owned by the employees under split dollar insurance arrangements as follows: Mr. Rehm, $11,797; Mr. Kerr, $11,300; Mr. Jones, $10,660, Mr.
      Ward , $470 , and Mr. Hartsook, $10,660. Amounts relating to the year 1992, if any, have been omitted in accordance with the rules of the Securities and Exchange Commission.
 (6)  Title during years reported.

OPTION GRANTS TABLE

    The following table sets forth certain information with respect to options to purchase shares of the Company's common stock awarded during the 1993-94 fiscal year to the named executive officers. All options granted were nonqualified options. No stock appreciation rights alone or in tandem with stock options were awarded in fiscal year 1993-94. The option exercise price is no lower than the fair market value of the Company's common stock on the date of the grant. All options become exercisable in installments of one-third on the first three anniversaries of the date of grant.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                    INDIVIDUAL GRANTS
                                                ----------------------------------------------------------    POTENTIAL REALIZABLE
                                                NUMBER OF                                                   VALUE AT ASSUMED ANNUAL
                                                SECURITIES                                                    RATES OF STOCK PRICE
                                                UNDERLYING      % OF TOTAL                                  APPRECIATION FOR OPTION
                                                 OPTIONS      OPTIONS GRANTED    EXERCISE                           TERM(3)
                                                 GRANTED      TO EMPLOYEES IN     OR BASE     EXPIRATION    ------------------------
  NAME                                             (1)        FISCAL YEAR(1)      PRICE $       DATE(2)        5%($)       10%($)
  --------------------------------------------  ----------   -----------------   ---------   -------------  -----------  -----------
  Jack D. Rehm................................
  William T. Kerr.............................    17,700             12.37%            34.125 Aug. 10, 2003     379,860      962,640
  Philip A. Jones.............................    14,100              9.85%            34.125 Aug. 10, 2003     302,601      766,849
  Joseph J. Ward..............................    12,000              8.39%            34.125 Aug. 10, 2003     257,532      652,638
  Larry D. Hartsook...........................     6,900              4.82%            34.125 Aug. 10, 2003     148,081      375,267
  All Stockholders............................        --             --                --         --        380,312,979  963,787,759

- - ---------
(1)  Total options granted during the fiscal year were 143,100.

(2) Options are exercisable for 1 year after death or termination of employment due to disability and 3 years after retirement, but not later than the expiration date.

(3) As required by the rules of the Securities and Exchange Commission, the dollar amounts under these columns represent the hypothetical gain or "option spread" that would exist for the options based on assumed 5% and 10% annual compounded rates of stock price appreciation over the full option term. The prescribed rates are not intended to forecast possible future appreciation.

OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

    The  following  table  sets  forth  as  to  each  named  executive   officer
information with respect to the status of all options granted as of June 30, 1994.

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION/SAR
                                     VALUES

                                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                            UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                                             OPTIONS AT FY-END(#)                FY-END($)
                                          SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
NAME                                       ON EXERCISED     REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- - ----------------------------------------  ---------------   -----------   -----------   -------------   -----------   -------------
Jack D. Rehm............................           0               0        25,000         50,000         198,375        803,000
Jack D. Rehm............................           0               0        25,000         50,000          33,125        472,500

William T. Kerr.........................       2,000          15,370         3,500         28,700          27,773        324,898
Philip A. Jones.........................           0               0         4,400         22,900          34,914        259,416
Joseph J. Ward..........................           0               0         3,700         19,400          29,360        219,344
Larry D. Hartsook.......................           0               0         2,000         10,900          15,870        122,028

NEW PLAN BENEFITS TABLE

    The following table provides information on the maximum benefits payable to eligible participants under the Supplement ("Supplement") to the Company's
Management Incentive Plan ("MIP"), which are the subject of a proposal to be voted upon by the stockholders. The proposal is presented for the vote of the stockholders to provide for the maximum deductibility of compensation paid to the CEO and the other executive officers of the Company under Section 162(m) of the Internal Revenue Code. The proposal states the business criteria on which the CEO and the other executive officers will receive incentive payments under the Supplement. For corporate officers, the award of the incentive is determined by the Company's achievement of corporate net income or corporate cash flow goals established on an annual basis by the Compensation Committee. For operating group officers, the award of an incentive is determined by group operating income or corporate net earnings goals established on an annual basis by the Compensation Committee. The eligible participants in the MIP are comprised of the following classes of employees: (a) the Chief Executive Officer and the Chief Operating Officer, each of whom are eligible to receive a maximum annual incentive of $1,250,000, subject to reduction by the Compensation Committee in the exercise of its discretion; (b) six other executive officers of the Company, each of whom are eligible to receive an annual maximum incentive of $850,000, subject to reduction by the Compensation Committee in the exercise of its discretion; and
(c) four non-executive officers of the Company, each of whom are eligible to receive a maximum annual incentive of $850,000, subject to reduction by the Compensation Committee in the exercise of its discretion. The following table sets forth the maximum incentive payments under the Supplement as set by the Compensation Committee for the 1995 fiscal year:

                               NEW PLAN BENEFITS
             SUPPLEMENT TO THE COMPANY'S MANAGEMENT INCENTIVE PLAN

                 NAME AND POSITION                    DOLLAR VALUE($)(1)
- - ----------------------------------------------------  ------------------

Jack D. Rehm                                              $  750,000
 Chairman of the Board and Chief
 Executive Officer(2)
William T. Kerr                                           $  600,000
 President and Chief Operating Officer(2)
Philip A. Jones                                           $  350,000
 President-Broadcast Group
Joseph J. Ward                                            $  300,000
 President-Book Group
Larry D. Hartsook                                         $  250,000
 Vice President-Finance
Executive Officer Group(3)                                $3,050,000
Non-Executive Officer Employee Group(4)                   $  640,000

- - ---------
(1) Maximum annual benefits for the 1995 fiscal year, subject to reduction by the Compensation Committee in the exercise of its discretion.

(2)  Title as of July 1, 1994.

(3)  Eight executive officers including the named executive officers.

(4)  Four non-executive officers.

                        COMPARISON OF SHAREHOLDER RETURN

    The following graph compares the performance of the Company's common stock during the period July 1, 1989, to June 30, 1994, with the S&P 500 Index and a Peer Group of 13 companies engaged in multimedia businesses primarily with publishing and/or television broadcasting in common with the Company.

    The S&P 500 Index includes 500 U.S. companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization. The Peer Group selected by the Company for comparison, which is also weighted by market capitalization, is comprised of the following: A.H. Belo Corporation; Capital Cities/ABC, Inc.; Gannett Company, Inc.; Lee Enterprises, Inc.; McGraw/Hill, Inc.; Media General, Inc.; New York Times Company; Readers' Digest Assn., Inc.; E. W. Scripps Company; Time Warner, Inc.; Times Mirror Company; Tribune Company and Washington Post Company.

    The graph depicts the results of investing $100 in the Company's common stock, the S&P 500 Index and the Peer Group at closing prices on June 30, 1989. It assumes that dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              MDP      S&P 500   Peer Group
1989             100        100          100
1990              86        116           91
1991              79        125           86
1992              80        142           99
1993             107        161          112
1994             129        163          120

                 RETIREMENT PROGRAMS AND EMPLOYMENT AGREEMENTS

    The Company maintains separate qualified defined benefit plans for its union and nonunion employees as well as two nonqualified supplemental pension plans covering certain nonunion employees. Defined benefit plans and the supplemental pension plans are actuarial plans and the amount of the contribution with respect to a specific person cannot readily be separately calculated by the regular actuaries for the plans. The Company makes contributions to the qualified plans annually.

    Effective September 1, 1989, the defined benefit plan for nonunion employees was converted to a "cash balance" defined benefit plan. Under the cash balance plan, pension benefits accrued by participants as of the end of the 1989 plan year (ending August 31, 1989) were converted to a cash balance equal to the lump sum present value of their accrued benefits plus an amount equal to the participant contributions, if any, made under the plan before it became non-contributory in 1982, and interest on such contributions. A participant's cash balance at the end of each plan year is credited with the sum of 2.5% of his or her annual employment compensation (including bonuses) not in excess of covered compensation (i.e., the average of Social Security taxable wage bases in effect for the 35 calendar years ending with the calendar year in which the current plan year began), 5.0% of the portion of such compensation that exceeds covered compensation, and .1% of his or her annual employment compensation (including bonuses) times his or her full years of benefit service credited under the plan. Interest also is credited to each participant's cash balance as of the end of each plan year at a rate equal to the interest rate used by the Pension Benefit Guaranty Corporation for the purpose of valuing immediate annuities as of January 1 each year. The cash balance of each participant in the plan on September 1, 1989, whose age and service then totaled 600 or more months shall be further increased at the end of each plan year ending before January 1, 1999, if such cash balance as of the end of that year would be less than the lump sum present value of a monthly pension for life commencing on the participant's normal retirement date equal to 1% of his or her average monthly compensation (including bonuses) for the five consecutive calendar years in which he or she participated in the plan that provide the highest average within the last ten consecutive calendar years, plus .65% of the portion of such average monthly compensation that exceeds 1/12 of covered compensation, times his or her years of benefit service not in excess of 25 years.

    The first supplemental pension plan provides benefits for designated employees equal to the additional benefits they would have received under the cash balance plan if the maximum benefit and compensation limits under Sections 415 and 401(a)(17) of the Internal Revenue Code did not apply. The second supplemental pension plan provides benefits for designated employees equal to the benefits they would have received if the qualified defined benefit plan for nonunion employees as in effect on August 31, 1989, immediately prior to its conversion to a "cash balance" plan, had continued in effect unchanged (but using the definitions of the terms "compensation" and "average compensation" contained in the cash balance plan), but reduced by the actual benefits to which such employees become entitled under the cash balance plan and the first supplemental pension plan.

    As of September 1, 1993, the latest date for which information is available, 278 employees participated in the bargaining unit defined benefit plan. As of January 1, 1994, the latest date for which information is available, 1,870 nonunion employees participated in the nonunion defined benefit plans. Assuming retirement at age 65, estimated annual retirement benefits under the nonunion plans as in effect for the 1994 plan year would be as follows:

                                 PENSION TABLE

                                            YEARS OF SERVICE*
         FINAL AVERAGE            --------------------------------------
          COMPENSATION               10        15        20        25
- - --------------------------------  --------  --------  --------  --------
            $100,000              $ 15,871  $ 23,806  $ 31,742  $ 39,677
             150,000                25,871    38,806    51,742    64,677
             200,000                35,871    53,806    71,742    89,677
             300,000                55,871    83,806   111,742   139,677
             400,000                75,871   113,806   151,742   189,677
             500,000                95,871   143,806   191,742   239,677
             600,000               115,871   173,806   231,742   289,677

- - ---------
*    Service prior to September 1, 1989, may cause these amounts to be increased
     due   to  the  conversion  of  the  defined  benefit  plan  (including  the participant contributions, if any) to the cash balance formula.

    As of January 1, 1994, the credited years of service for individuals listed in the pension table above are as follows: Jack D. Rehm, Chairman and Chief Executive Officer--31 years; William T. Kerr, President and Chief Operating Officer--2 years; Philip A. Jones, President-Broadcast Group--14 years; Joseph
J. Ward, President-Book Group--2 years; and Larry D. Hartsook, Vice President-Finance--23 years. For 1993, covered compensation for purposes of the supplemental pension plans including bonuses was $1,081,250 for Jack D. Rehm, Chairman and Chief Executive Officer; $838,750 for William T. Kerr, President and Chief Operating Officer; $441,342 for Philip A. Jones, President-Broadcast Group; $473,500 for Joseph J. Ward, President-Book Group; and $356,000 for Larry
D. Hartsook, Vice President-Finance.

    The Company has an agreement with Jack D. Rehm that provides for his employment as Chief Executive Officer and Chairman or in such other capacity as mutually agreed upon through October 31, 1997. Prior to January 1, 1993, Mr. Rehm received an annual salary of not less than $430,000. From January 1, 1993, forward, Mr. Rehm will receive an annual salary of not less than $475,000 and an annual incentive bonus determined under the terms of the Company's Management Incentive Plan. As of July 1, 1993, Mr. Rehm's base salary was increased to $500,000. In the event of the termination of Mr. Rehm's employment due to death, his then current annual base salary will be paid to his designated beneficiary for a period of 12 months following the date of death. In the event Mr. Rehm becomes permanently disabled, his annual base salary will continue to be paid at periodically reduced rates through October 31, 1998. If Mr. Rehm is discharged for reasons other than cause, the Company will continue to pay Mr. Rehm his annual base salary through October 31, 1997.

    The Company has entered into an agreement with William T. Kerr that provided for his employment through June 30, 1994, subject to automatic renewal for subsequent one-year terms. The agreement provides that Mr. Kerr will serve as President, Magazine Group and corporate Executive Vice President or in such other executive position as designated by the Company. Mr. Kerr was elected to the position of President and Chief Operating Officer of the Company effective July 1, 1994. Mr. Kerr receives a minimum annual salary of $325,000 and an incentive bonus determined under the terms of the Company's Management Incentive Plan. For the Company's fiscal year ending June 30, 1993, the Company agreed to pay Mr. Kerr a minimum of $500,000 in cash compensation (salary plus incentive bonus). For the fiscal year ending June 30, 1994, Mr. Kerr's contractually guaranteed minimum cash compensation was $525,000. In addition to participating in the Meredith Employees' Retirement Income Plan, the Meredith Savings and Investment Plan and the Company's supplemental retirement plans, the Company has established a Minimum Supplemental Retirement Benefit Program ("MSRBP") for the benefit of Mr. Kerr. The MSRBP provides for a minimum retirement benefit equal to the benefits Mr. Kerr would have received under the retirement plans of a previous employer offset by benefits accrued under the Company's pension plans. The MSRBP also provides for a death benefit related to the value of the accrued benefit under the MSRBP.

    Messrs. Rehm, Kerr and the other executive officers of the Company have all entered into Severance Agreements with the Company. These agreements provide for the payment to the executive of an amount equal to three times the average annual base salary and incentive compensation paid to the executive during the three fiscal years immediately prior to a change in control of the Company as defined in detail in the agreements. Two Restricted Stock Agreements entered into with Mr. Rehm in 1992 provide for the lapse of the restrictions in the event of a change in control of the Company, as defined in the agreements. Pursuant to a consulting agreement, Robert A. Burnett, former Chairman of the Board and a current director, receives not less than $150,000 per year through July 1, 1995.

             PROPOSAL TO APPROVE MATERIAL TERMS OF THE PERFORMANCE
                GOALS OF THE COMPANY'S MANAGEMENT INCENTIVE PLAN

    Effective July 1, 1994, the Board of Directors adopted a Supplement (the "Supplement") to the Company's Management Incentive Plan (the "Plan") to provide awards to certain key employees of the Company and its subsidiaries based on the attainment of certain financial objectives. These incentives have been an integral part of the Company's overall compensation system for a number of years. The approval of the material terms of the performance goals is intended to conform the Plan, as supplemented, to recent changes in federal income tax laws. The stockholders are asked to approve the material terms of the performance-based incentives established under the Supplement to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986 with respect to the deductibility of compensation. The material terms as described below consist of the following: (i) individuals eligible to receive compensation under the Supplement, (ii) the business criteria on which annual incentive compensation is payable under the Supplement, and (iii) the maximum amounts of compensation payable under the Supplement.

    Under the Supplement, Corporate Officers and Operating Group Officers of the Company and its subsidiaries are eligible to receive annual incentive bonuses payable in cash. Generally a participant must be employed by the Company or a subsidiary as of the last day of the fiscal year. If employment is terminated prior to the last day of the fiscal year due to the participant's death, disability or qualified retirement, a prorated bonus will be paid to the participant or to the participant's designated beneficiary.

    The Board may amend, suspend or modify the Plan and the Supplement at any time, except as limited by the terms of the Plan and the Supplement.

    The Compensation Committee will administer the Supplement and will approve the participants and the objective performance goals in writing before the beginning of each fiscal year. All amounts paid as compensation pursuant to the Supplement must be payable as a result of achievement of objectively measured performance targets from the following list of quantifiable, measurable business criteria: corporate net earnings, cash flow, and operating group income. The specific targets relating to performance goals constitute confidential business information and are not disclosed.

    The Compensation Committee must certify, in writing, that the goals have been met before any payments to participants may be made. The Compensation Committee will have no discretion to increase the bonus payable to any participant or to otherwise alter the performance goals after the beginning of the fiscal year, but, to the extent permitted under Section 162(m) of the Internal Revenue Code of 1986, will retain the ability to eliminate or decrease a bonus otherwise payable to a participant.

    The maximum amounts payable each year under the Supplement are $1,250,000 to each of the Chief Executive Officer and the Chief Operating Officer and $850,000 to any other participant. The maximum annual amounts were selected by the Compensation Committee in its reasonable anticipation of the maximum possible annual incentives that may be earned under the Supplement during the five-year period beginning July 1, 1994. See the New Plan Benefits Table on Page 13 of this Proxy Statement for additional information.

    The Compensation Committee also has the right to award a discretionary cash payment to each eligible participant under the Plan. Pursuant to the Supplement, Executive Officers named in the Summary Compensation Table are not eligible for a discretionary bonus.

    RECOMMENDATION OF THE BOARD OF DIRECTORS. The Board of Directors recommends a vote FOR approval of the business criteria, classes of eligible participants and maximum annual incentives awarded under the Company's Supplement to its Management Incentive Plan, and all proxies will be voted in favor of the
proposal   unless  a  contrary  specification  is  made  on  the  proxy  by  the
Stockholder.

                        PROPOSAL TO AMEND THE COMPANY'S
                       RESTATED ARTICLES OF INCORPORATION
               TO INCREASE THE AUTHORIZED SHARES OF CLASS B STOCK
            SOLELY FOR ISSUANCE AS SHARE DIVIDENDS ON CLASS B STOCK,
                                       TO
                       INCREASE THE AUTHORIZED SHARES OF
                 COMMON STOCK AND TO MODIFY CERTAIN PROVISIONS
                   RELATING TO THE PAYMENT OF SHARE DIVIDENDS

    The Board of Directors is presenting for approval a proposal to amend the Company's Restated Articles of Incorporation (the "Amendment") as follows:

        (i) to increase the number of authorized shares of common stock from 50,000,000 to 80,000,000 and to increase the number of authorized shares of class B stock to 15,000,000;

        (ii) to modify the rights of common stock and class B stock with respect to share dividends; and

       (iii) to permit the issuance of additional shares of class B stock solely in connection with share dividends.

    The Amendment is being proposed principally to make it possible for the Company to effect future stock splits through share dividends in which holders of common stock would receive additional common stock and holders of class B stock would receive additional class B stock. A stock split is not under current consideration by the Board of Directors, but may be considered in the future. If the Amendment is approved, the Board of Directors could authorize a stock split without further stockholder approval. A stock split may be considered as a means of broadening the market for the Company's common stock. A copy of the Amendment is attached as Exhibit A to this Proxy Statement.

    Under the Company's Restated Articles of Incorporation as currently in effect, holders of common stock and class B stock are entitled to share equally in dividends, including share dividends, and the issuance of additional class B stock is prohibited. The Amendment would permit a dividend of shares of common stock to be paid to holders of common stock and an equal dividend of shares of class B stock to be paid to class B stockholders. Such a dividend would maintain the proportionate interests of the common stock and the class B stock, including with respect to voting power. The Amendment provides that if a share dividend of common stock is declared on the common stock, an equal share dividend of class B stock must be declared on the class B stock, and vice versa.

    The Restated Articles of Incorporation as currently in effect prohibit the issuance of additional shares of class B stock. The Restated Articles of Incorporation as currently in effect provide that all shares of class B stock surrendered for conversion shall be cancelled and may not be reissued. As a result of prior conversions, only 3,601,932 shares of class B stock remain authorized, issued and outstanding. The Amendment would increase the authorized shares of class B stock to 15,000,000, provided that the additional 11,398,068 authorized shares of class B stock may be issued solely in the form of a share dividend on class B stock. As noted above, a share dividend on the class B stock may only be paid when an equal share dividend of common stock is paid on the common stock.

    The Amendment also would increase the authorized shares of common stock from 50,000,000 to 80,000,000. Although presently authorized shares of common stock are sufficient to meet all known present requirements, including a stock split that may be considered by the Board of Directors, the Board of Directors believes that it is desirable that the Company have the flexibility to issue a substantial number of shares of common stock without further stockholder action. The availability of additional shares will enhance the Company's flexibility in connection with possible future actions, such as additional stock dividends and stock splits, financings, employee benefit programs, the possible funding of new product programs or businesses or for other corporate purposes. The Board of Directors will determine whether, when and on what terms the issuance of shares of common stock may be warranted in connection with any of the foregoing purposes.

    If the Amendment is approved, any or all of the authorized shares of common stock, class B stock or preferred stock could be issued without further action by the stockholders. The issuance of common stock otherwise than in the context of a stock split would reduce the current stockholders' proportionate interests.

    RECOMMENDATION OF THE BOARD OF DIRECTORS. The Board of Directors recommends a vote FOR approval of the Amendment to the Company's Restated Articles of Incorporation. All proxies will be voted in favor of the Amendment unless a contrary specification is made on the proxy by the Stockholder.

                        PROPOSAL TO AMEND THE COMPANY'S
                       RESTATED ARTICLES OF INCORPORATION
                TO BROADEN THE CLASS OF "PERMITTED TRANSFEREES"
                            OF CLASS B COMMON STOCK

    The Board of Directors is also presenting for approval a proposal to define the term "grandparent" (as used in the definition of a "Permitted Transferee" for class B stock) as "an ancestor in any degree born after January 1, 1876."

    Under the Company's Restated Articles of Incorporation as currently in effect, class B stock may be transferred only to a "Permitted Transferee" as defined in III.A.5(a) of the Restated Articles of Incorporation. Under the existing definition, a "Permitted Transferee" includes (i) a lineal descendant of a grandparent of a class B stockholder, (ii) a spouse of any such lineal descendant, (iii) certain trusts, of which such persons are the beneficiaries, and (iv) certain corporations and partnerships, of which such persons and other Permitted Transferees are the only stockholders or partners.

    Approximately ten years have elapsed since the adoption of the definitions of Permitted Transferee, and as time has passed, class B stockholders have recognized that the original limitation of the definition to a descendant of a grandparent of the holder restricts the ability of class B stockholders to organize their estates by making transfers to younger descendants, whose lineal ancestor may now be a great grandparent or even a great great grandparent of the intended transferee. They have, therefore, requested that the definition of Permitted Transferee include descendants of "an ancestor in any degree born after January 1, 1876," in lieu of descendants of a grandparent of the holder.

    If the amendment is approved, the conversion of class B stock to common stock could be postponed beyond the time that it may otherwise be required to be converted.

    The proposed amendment to Article III.A.5(c) of the Company's Restated Articles of Incorporation is to add the following as (v):

        (v) The term "grandparent" means an ancestor in any degree born after January 1, 1876.

    RECOMMENDATION OF THE BOARD OF DIRECTORS. The Board of Directors recommends a vote FOR approval of the amendment to the Company's Restated Articles of Incorporation to broaden the class of "permitted transferees" of class B stock.

                            STOCKHOLDERS' PROPOSALS

    Stockholders wishing to include proposals in the Company's Proxy Statement and form of proxy for the 1995 Annual Meeting of Stockholders must submit the proposals so that they are received by the Company no later than May 31, 1995. The proposals should be addressed to Thomas L. Slaughter, Meredith Corporation, 1716 Locust Street, Des Moines, Iowa 50309-3023.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Upon recommendations of its Audit Committee, the Board of Directors of the Company has selected KPMG Peat Marwick as independent public accountants of the Company and its subsidiaries for the fiscal year ending June 30, 1994. KPMG Peat Marwick examined the financial statements of the Company and its subsidiaries for the most recently completed fiscal year. Representatives of that firm are expected to be present at the Annual Meeting with an opportunity to make a statement if they so desire and will be available to respond to appropriate questions presented at the meeting by stockholders.

                                FURTHER BUSINESS

    Except as hereinbefore stated, the management knows of no further business intended to be presented at the meeting, but, if any further business properly comes before the meeting, the persons named in the enclosed form of proxy will vote all proxies in accordance with their best judgment.

                                                   THOMAS L. SLAUGHTER
                                             VICE PRESIDENT--GENERAL COUNSEL
                                                      AND SECRETARY

Des Moines, Iowa
September 26, 1994

                                   EXHIBIT A
                                AMENDMENT TO THE
                       RESTATED ARTICLES OF INCORPORATION
                            OF MEREDITH CORPORATION

    The first unnumbered paragraph of Article III.A of the Company's Restated Articles of Incorporation is amended in its entirety to read as follows:

    A. CAPITALIZATION. The total number of shares of stock of all classes which the corporation shall have authority to issue is 100,000,000 shares, of which 5,000,000 shares shall be preferred, par value $1.00 per share (hereinafter called "series preferred stock"), 80,000,000 shares of which shall be common stock, par value $1.00 per share (hereinafter called "common stock") and 15,000,000 shares of which shall be class B common stock, par value $1.00 per share (hereinafter called "class B stock").

    Article III.A.3. of the Company's Restated Articles of Incorporation is amended in its entirety to read as follows:

    If and when dividends on the common stock and class B stock are declared payable from time to time by the board of directors from funds legally available therefor, whether payable in cash, in property or in shares of stock of the corporation, the holders of common stock and the holders of class B stock shall be entitled to share equally, share for share, in such dividends, except that if a share dividend of common stock is declared on the common stock, an equal share dividend of class B stock shall be declared on the class B stock, and if a share dividend of class B stock is declared on the class B stock, an equal share dividend of common stock shall be declared on the common stock. In no case may a share dividend of class B stock be paid on common stock, nor may a share dividend of common stock be paid on class B stock.

    Article III.A.7. of the Company's Restated Articles of Incorporation is amended in its entirety to read as follows:

    Notwithstanding any other provision of these Restated Articles of Incorporation, the authorized shares of class B stock which may be issued after the date of this amendment to the Restated Articles of Incorporation may only be issued in the form of a share dividend on class B stock.

PROXY                         MEREDITH CORPORATION                  COMMON STOCK
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        ANNUAL MEETING NOVEMBER 14, 1994

    FREDERICK B. HENRY, E. T. MEREDITH III and JACK D. REHM, and each of them, are hereby appointed proxies of the stockholder(s) signing the reverse side hereof, with power of substitution acting by a majority of proxies present and voting, or if only one proxy is present and voting, then acting by that one, to vote the shares of Meredith Corporation common stock which said stockholder(s) is(are) entitled to vote, at the ANNUAL MEETING OF STOCKHOLDERS to be held at the company's principal executive offices, 1716 Locust, Des Moines, Iowa, on Monday, November 14, 1994, at 10:00 A.M., local time, and at any adjournment thereof, with all the powers the signing stockholder(s) would possess if present. The proxies are instructed to vote as follows:

1.  ELECTION OF FOUR CLASS II DIRECTORS TO SERVE UNTIL THE ANNUAL MEETING IN
1997.
    / / FOR all nominees listed below (except as indicated below)
    / / WITHHOLD AUTHORITY to vote for all nominees listed below
     Herbert M. Baum, Frederick B. Henry, William T. Kerr, Nicholas L. Reding

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
________________________________________________________________________________
2. APPROVAL OF THE BUSINESS CRITERIA, CLASSES OF ELIGIBLE PARTICIPANTS AND MAXIMUM ANNUAL INCENTIVES AWARDED UNDER THE COMPANY'S MANAGEMENT INCENTIVE PLAN;
             / / FOR            / / AGAINST            / / ABSTAIN

3. APPROVAL OF A PROPOSAL OF THE BOARD OF DIRECTORS TO AMEND THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF CLASS B STOCK SOLELY FOR ISSUANCE AS SHARE DIVIDENDS ON CLASS B STOCK, TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK AND TO MODIFY CERTAIN PROVISIONS RELATING TO THE PAYMENT OF SHARE DIVIDENDS;
             / / FOR            / / AGAINST            / / ABSTAIN

4. APPROVAL OF A PROPOSAL OF THE BOARD OF DIRECTORS TO AMEND THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO BROADEN THE CLASS OF "PERMITTED TRANSFEREES" OF CLASS B STOCK; AND
             / / FOR            / / AGAINST            / / ABSTAIN
5. In their discretion, upon such other matters as may properly come before the meeting.

If you have a new address, please        The shares represented by this proxy will be voted as
indicate below:                          specified by the stockholder, BUT IF NO SPECIFICATION
- - -----------------------------------      IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF
- - -----------------------------------      DIRECTORS   NAMED  ABOVE  AND  FOR  THE  APPROVAL  OF
- - -----------------------------------      PROPOSALS AS  SHOWN ABOVE  and as  set forth  in  the
                                         notice  of annual  meeting dated  September 26, 1994,
                                         and the accompanying  Proxy Statement. The  Directors
                                         recommend a vote FOR such matters.
                                         Dated: -----------------------------------------,1994
                                         ------------------------------------------------
                                         ------------------------------------------------
                                                 (Please sign exactly as shown hereon)

PROXY                         MEREDITH CORPORATION          CLASS B COMMON STOCK
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        ANNUAL MEETING NOVEMBER 14, 1994

    FREDERICK B. HENRY, E. T. MEREDITH III and JACK D. REHM, and each of them, are hereby appointed proxies of the stockholder(s) signing the reverse side hereof, with power of substitution acting by a majority of proxies present and voting, or if only one proxy is present and voting, then acting by that one, to vote the shares of Meredith Corporation Class B stock which said stockholder(s) is(are) entitled to vote, at the ANNUAL MEETING OF STOCKHOLDERS to be held at the company's principal executive offices, 1716 Locust, Des Moines, Iowa, on Monday, November 14, 1994, at 10:00 A.M., local time, and at any adjournment thereof, with all the powers the signing stockholder(s) would possess if present. The proxies are instructed to vote as follows:

1.  ELECTION OF FOUR CLASS II DIRECTORS TO SERVE UNTIL THE ANNUAL MEETING IN
1997.
    / / FOR all nominees listed below (except as indicated below)
    / / WITHHOLD AUTHORITY to vote for all nominees listed below
     Herbert M. Baum, Frederick B. Henry, William T. Kerr, Nicholas L. Reding

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
________________________________________________________________________________
2. APPROVAL OF THE BUSINESS CRITERIA, CLASSES OF ELIGIBLE PARTICIPANTS AND MAXIMUM ANNUAL INCENTIVES AWARDED UNDER THE COMPANY'S MANAGEMENT INCENTIVE PLAN;
             / / FOR            / / AGAINST            / / ABSTAIN
3. APPROVAL OF A PROPOSAL OF THE BOARD OF DIRECTORS TO AMEND THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF CLASS B STOCK SOLELY FOR ISSUANCE AS SHARE DIVIDENDS ON CLASS B STOCK, TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK AND TO MODIFY CERTAIN PROVISIONS RELATING TO THE PAYMENT OF SHARE DIVIDENDS;
             / / FOR            / / AGAINST            / / ABSTAIN

4.   APPROVAL  OF A PROPOSAL  OF THE BOARD  OF DIRECTORS TO  AMEND THE COMPANY'S
RESTATED  ARTICLES  OF  INCORPORATION  TO   BROADEN  THE  CLASS  OF   "PERMITTED
TRANSFEREES" OF CLASS B STOCK; AND

             / / FOR            / / AGAINST            / / ABSTAIN
5. In their discretion, upon such other matters as may properly come before the meeting.

If you have a new address, please        The shares represented by this proxy will be voted as
indicate below:                          specified by the stockholder, BUT IF NO SPECIFICATION
- - -----------------------------------      IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF
- - -----------------------------------      DIRECTORS   NAMED  ABOVE  AND  FOR  THE  APPROVAL  OF
- - -----------------------------------      PROPOSALS AS  SHOWN ABOVE  and as  set forth  in  the
                                         notice  of annual  meeting dated  September 26, 1994,
                                         and the accompanying  Proxy Statement. The  Directors
                                         recommend a vote FOR such matters.
                                         Dated: -----------------------------------------,1994
                                         ------------------------------------------------
                                         ------------------------------------------------
                                                 (Please sign exactly as shown hereon)